EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                ALLURISTICS INC.

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the General Corporation Law of Delaware do hereby adopt the following Articles of incorporation for such CORPORATION.

                                    ARTICLE I
                                      NAME

         The name of the CORPORATION is ALLURISTICS INC.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the CORPORATION's registered office in the State of Delaware is THE COMPANY CORPORATION, 725 Market Street, in the City of Wilmington, and County of New Castle. The name of its registered agent at such address is THE COMPANY CORPORATION.

                                   ARTICLE III
                                    PURPOSES

         The purposes of which the CORPORATION is organized are:

         A. To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, land, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of indebtedness any government or subdivision or agency thereof, documents of title and accompanying rights, and every other kind and character of personal property, real property (improved and unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, characters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

         B. To establish, maintain and conduct any sales, service or merchandising business in all aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising, and otherwise dealing with personal services, instruments, machines, appliances, inventions, trademarks, tradenames, patents, privileges, processes, improvements, copyright and personal property of all kinds and descriptions.

         C. To serve as manager, consultant, representative, agent or advisor for other persons, associations, corporations, partnerships and firms.

         D. To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, sell, convey, mortgage , pledge, lease, exchange, transfer and otherwise dispose of liens, real estate, real property, chattles real and estates, interests, and rights and equities of all kinds of lands; and to engage in the business of managing, supervising and operating real property, buildings and structures to negotiate and consummate for itself or for others leases with respect to such properties, to enter into contracts and arrangements either as principal or as agent for the maintenance, repair and improvement of any property managed, supervised, or operated by the CORPORATION; to engage in and conduct or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of property, buildings, and the structures, managed, supervised or operated by the CORPORATION.

         E. To enter into or become an associate, member, shareholder, or partner in any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate or corporation, domestic or foreign, formed or to be formed to accomplish any lawful purpose, and to allow or cause the title to any estate, right or interest in any property (whether real, personal or mixed), owned, acquired, controlled, or operated by or in which the CORPORATION has an interest, to remain or be vested or registered in the name of or operated by any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate, or corporation, domestic or foreign, formed to accomplish any of the purposes enumerated herein.

         F. To acquire the goodwill, rights, assets and property, and to undertake to assume the whole, or any part of, the obligations for liabilities of any person, firm, association or corporation.

         G. To hire and employ agents, servants, and employees, to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company with others.

         H. To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation, including its employees, officers and directors, if such aid reasonably may be expected to benefit, directly or indirectly, the CORPORATION.

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

         I. To let concessions to others to do any of the things that this CORPORATION is empowered to do, and to enter into, make, perform, and carry out, contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or subdivision or agency thereof.

         J. To carry on any business whatsoever that this CORPORATION may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interest of this CORPORATION, and to have and to exercise all powers conferred by the laws of the State of Delaware on corporations formed under the laws pursuant to which and under which this CORPORATION is formed, an such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either along or in connection with other persons, firms, associations, or corporations, and in any part of the world.

         K. To transact any business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended, or which may be authorized in the future amendment thereto.

         L. The forgoing statement of purposes shall be construed an a statement of both purposes and powers, shall be liberally construed in aid of the powers of this CORPORATION, and the powers and purposes stated in each clause shall not, except where otherwise stated, be limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

                                   ARTICLE IV
                                 SHARES OF STOCK

         The total number of shares of stock which the CORPORATION shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, and Ten Million (10,000,000) shares of Preferred. Stock. The par value of each of such shares is ($0.00001) amounting in the aggregate to Six Hundred Dollars ($600).

                                    ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the Incorporator of the CORPORATION is as follows:

        Name                               Address
        ----                               -------

        Timothy P. Halter                  7441 Marvin D. Love Frwy., Suite 2000
                                           Dallas, Texas  75237

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

                                   ARTICLE VI
                                    DIRECTORS

         The name and mailing address of each person who is to serve as a director of the CORPORATION until the first annual meeting of the shareholders of the CORPORATION or until their successor is elected and qualified is as follows:

        Name                               Address
        ----                               -------

        Timothy P. Halter                  7441 Marvin D. Love Frwy., Suite 2000
                                           Dallas, Texas  75237

                                   ARTICLE VII
                                    DURATION

         The period of duration of the CORPORATION is perpetual.

                                  ARTICLE VIII
                              ELECTION OF DIRECTORS

         Elections of directors of the CORPORATION need not be by written ballot unless the By-Laws of the CORPORATION shall so provide.

                                   ARTICLE IX
                          MEETINGS OF THE SHAREHOLDERS

         Meetings of shareholders of the CORPORATION may be held within or without the State of Delaware, as the By-Laws of the CORPORATION may provide.

                                    ARTICLE X
                                   AMENDMENTS

         The CORPORATION reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon shareholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of April 1988.


                                                   /s/ Timothy P. Halter
                                                   ---------------------------
                                                   Timothy P. Halter

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       FOR

                                ALLURISTICS INC.

         Pursuant to Section 245 & 242 under the General Corporation Law of Delaware, I do hereby adopt the following restated Articles of Incorporation for such CORPORATION.

                                    ARTICLE I

                                      NAME

         The name of the CORPORATION is the DONNEBROOKE CORPORATION.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the CORPORATION's registered office in the State of Delaware is THE COMPANY CORPORATION, 725 Market Street, in the City of Wilmington, and County of New Castle. The name of its registered agent at such address is THE COMPANY CORPORATION.

                                   ARTICLE III
                                    PURPOSES

         The purposes of which the CORPORATION is organized are:

         A. To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, land, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of indebtedness any government or subdivision or agency thereof, documents of title and accompanying rights, and every other kind and character of personal property, real property (improved and unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, characters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

         B. To establish, maintain and conduct any sales, service or merchandising business in all aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising, and otherwise dealing with personal services, instruments, machines, appliances, inventions, trademarks, tradenames, patents, privileges, processes, improvements, copyright and personal property of all kinds and descriptions.

         C. To serve as manager, consultant, representative, agent or advisor for other persons, associations, corporations, partnerships and firms.

         D. To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, sell, convey, mortgage , pledge, lease, exchange, transfer and otherwise dispose of liens, real estate, real property, chattles real and estates, interests, and rights and equities of all kinds of lands; and to engage in the business of managing, supervising and operating real property, buildings and structures to negotiate and consummate for itself or for others leases with respect to such properties, to enter into contracts and arrangements either as principal or as agent for the maintenance, repair and improvement of any property managed, supervised, or operated by the CORPORATION; to engage in and conduct or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of property, buildings, and the structures, managed, supervised or operated by the CORPORATION.

         E. To enter into or become an associate, member, shareholder, or partner in any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate or corporation, domestic or foreign, formed or to be formed to accomplish any lawful purpose, and to allow or cause the title to any estate, right or interest in any property (whether real, personal or mixed), owned, acquired, controlled, or operated by or in which the CORPORATION has an interest, to remain or be vested or registered in the name of or operated by any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate, or corporation, domestic or foreign, formed to accomplish any of the purposes enumerated herein.

         F. To acquire the goodwill, rights, assets and property, and to undertake to assume the whole, or any part of, the obligations for liabilities of any person, firm, association or corporation.

         G. To hire and employ agents, servants, and employees, to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company with others.

         H. To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation, including its employees, officers and directors, if such aid reasonably may be expected to benefit, directly or indirectly, the CORPORATION.

         I. To let concessions to others to do any of the things that this CORPORATION is empowered to do, and to enter into, make, perform, and carry out, contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or subdivision or agency thereof.

         J. To carry on any business whatsoever that this CORPORATION may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interest of this CORPORATION, and to have and to exercise all powers conferred by the laws of the State of Delaware on corporations formed under the laws pursuant to which and under which this CORPORATION is formed, an such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either along or in connection with other persons, firms, associations, or corporations, and in any part of the world.

         K. To transact any business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended, or which may be authorized in the future amendment thereto.

         L. The forgoing statement of purposes shall be construed an a statement of both purposes and powers, shall be liberally construed in aid of the powers of this CORPORATION, and the powers and purposes stated in each clause shall not, except where otherwise stated, be limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

                                   ARTICLE IV
                                 SHARES OF STOCK

         The total number of shares of stock which the CORPORATION shall have authority to issue is One Billion (1,000,000,000) shares of Common Stock, and Ten Million (10,000,000) shares of Preferred. Stock. The par value of each of such shares is ($0.00001) amounting in the aggregate to Ten Thousand One Hundred Dollars ($10,000.00).

                                    ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the Incorporator of the CORPORATION is as follows:

         Name                              Address
         ----                              -------
         Timothy P. Halter                 7441 Marvin D. Love Frwy., Suite 2000
                                           Dallas, Texas  75237

                                   ARTICLE VI
                                    DIRECTORS

         The name and mailing address of each person who is to serve as a director of the CORPORATION until the first annual meeting of the shareholders of the CORPORATION or until their successor is elected and qualified is as follows:

         Name                                             Address
         ----                                             -------
         Albert Ray Allison, III                          730 N. Post Oak Lane
                                                          Suite 400
                                                          Houston, Texas  77024

         Gerald Hamman Arnold                             730 N. Post Oak Lane
                                                          Suite 400
                                                          Houston, Texas  77024

                                   ARTICLE VII
                                    DURATION

         The period of duration of the CORPORATION is perpetual.

                                  ARTICLE VIII
                              ELECTION OF DIRECTORS

         Elections of directors of the CORPORATION need not be by written ballot unless the By-Laws of the CORPORATION shall so provide.

                                   ARTICLE IX
                          MEETINGS OF THE SHAREHOLDERS

         Meetings of shareholders of the CORPORATION may be held within or without the State of Delaware, as the By-Laws of the CORPORATION may provide.

                                    ARTICLE X
                                   AMENDMENTS

         The CORPORATION reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon shareholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the President as hereinbefore named, pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of August 1989.

                                                 /s/ Albert Ray Allison, III
                                                 -------------------------------
                                                 Albert Ray Allison, III
                                                 President

Attached to by the Corporation's Secretary

                                                 /s/ Albert Ray Allison, III
                                                 -------------------------------
                                                 Albert Ray Allison, III
                                                 Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DONNEBROOKE CORPORATION

         Donnebrooke Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

         FIRST: The amendments to the Corporation's Certificate of Incorporation as set forth in the following resolutions approved by the Corporation's Board of Directors and Majority Shareholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         RESOLVED, that the Board of Directors and Majority Shareholders hereby approve an amendment to the Corporation's Certificate of Incorporation to change the name of the Corporation from Donnebrooke Corporation to "Virtual Academics.com, Inc." pursuant to Section 242 of the Delaware General Corporation Law by deleting Article 1 thereof and substituting the following, so that, as amended, Article 1 shall read in its entirety:

         "The name of the Corporation is "Virtual Academics.com, Inc."

; and be it further

         RESOLVED, that the Certificate of Incorporation of Donnebrooke Corporation be amended pursuant to Section 242 of the Delaware General Corporation Law by deleting Article IV thereof and substituting the following, so that, as amended, Article IV shall read in its entirety:

                  "The total number of shares of stock which this Corporation is authorized to issue is eleven million (11,000,000) shares, of which ten million (10,000,000) shall be Common Stock, par value $.001 per share and one million (1,000,000) shares shall be Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given."

; and be it further

         RESOLVED, that the Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as may be amended from time to time, any director or officer of the Corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

         SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the Delaware General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with Section 242 and Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, Donnebrooke Corporation, has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Steven Bettinger, its President, and attested to by Robert Bettinger, its Secretary, and the seal of the Corporation has been duly affixed hereto, this 16th day of December, 1999.

                                         DONNEBROOKE CORPORATION

                                         By: /s/ Steven M. Bettinger
                                             -----------------------------------
                                             Steven M. Bettinger, President

ATTEST:

/s/ Robert K. Bettinger
-------------------------------------
Robert K. Bettinger, Secretary

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